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                           Varco International, Inc.
        Important: Please mark boxes to give voting instructions.  [_]

[                                                                              ]

1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 22, 2000 BETWEEN TUBOSCOPE INC. AND VARCO INTERNATIONAL, INC. PURSUANT TO WHICH VARCO INTERNATIONAL, INC. WILL MERGE WITH AND INTO TUBOSCOPE INC.

                         For       Against     Abstain
                         [_]         [_]         [_]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                       The undersigned acknowledges receipt of
                                       the Notice of Special Meeting of
                                       Shareholders and of the Proxy
                                       Statement/Prospectus.

                                       Dated _____________________________, 2000

                                       Signature(s) ____________________________

                                       _________________________________________
                                       Please sign exactly as your name appears.
                                       Joint owners should each sign personally.
                                       Where applicable, indicate your official position or representative capacity.

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                             FOLD AND DETACH HERE

    PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE
                              ENCLOSED ENVELOPE.



PROXY                                                                      PROXY

                           Varco International, Inc.

         This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints GEORGE BOYADJIEFF and WALLACE K. CHAN, and any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the special meeting of shareholders of Varco International, Inc., to be held at The Doubletree Hotel, 100 The City Drive, Orange, California 92868 on May 30, 2000 at 9:00 a.m. for the purposes set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side)